       10.32.001


                            INDEMNITY AGREEMENT


        AGREEMENT, dated June 10, 1994 between INVESTORS INSURANCE GROUP,

INC. (the "Corporation"), organized and incorporated under the laws of the state of Florida and MELVIN C. PARKER ("Indemnitee") .



                            W I T N E S S E T H:

        WHEREAS, the Corporation formed a new subsidiary corporation known as Investors Marketing Group, Inc. (hereinafter referred to as "IMG") under the laws of State of Florida;

        WHEREAS, the corporation owns one hundred (100%) percent of all common stock of IMG;

        WHEREAS,  the corporation has requested that IMG appoint Indemnitee as a Director, President and Treasurer of IMG; and

        WHEREAS, in order to induce Indemnitee to serve as director  or officer of IMG, the Corporation has determined that it is in best interest to enter into this Agreement;

        NOW THEREFORE,  in consideration  of the foregoing and in

consideration  of  the  mutual  promises  contained  herein,  and intending to be legally bound, the parties agree as follows:

        FIRST: Indemnification.  The Corporation hereby agrees to hold harmless and indemnify Indemnitee from and against any and all judgments,

fines,  amounts  paid  in  settlement  and  expenses, including attorneys'

fees, actually and reasonably, incurred as a











       10.32.002


result of or  in connection with any threatened  pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative or as a result of or in connection with any appeal therein,

(other than an action by or in the right of  IMG  and/or the  Corporation unless  a  court  of  competent jurisdiction  approves  the  right  to indemnification),  or  is threatened to be made a party or as a result of or by reason of the fact that Indemnitee is, was or at any time becomes a director or officer of IMG, or is or was serving or at any time served another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity at the request of IMG or

Corporation,  whether  or  not  arising  out  of  any  breach  of

Indemnitee's fiduciary duty, under any state or federal law or otherwise,

as a director or officer of IMG and/or as a director, officer, employee or agent of such other corporation, partnership, joint venture, trust,

employee benefit plan or other enterprise.  Indemnity, pursuant to this

Article FIRST, shall be paid by the corporation only to the extent the aggregate of losses to be indemnified exceeds the amount of such losses for which Indemnitee is actually paid from INC or pursuant to any insurance purchased and maintained by the Corporation or IMG for the benefit of

Indemnitee. There shall be no indemnity hereunder if judgment or other final adjudication establishes that the Indemnitee's act or failure to act were material to the cause of action so adjudicated and constitute: a violation of criminal law, unless the Indemnitee had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; a transaction








       10.32.003


from which the Indemnitee derived an improper personal benefit; in the case where Indemnitee is a director, a circumstance under which the liability provisions of subsection 607.0834 of the Florida Statutes are applicable;

wilful misconduct or a conscious disregard for the best interests of IMG in a proceeding by or in the right of IMG to procure a judgment in its favor or in a proceeding by or in the right of a shareholder; or a failure to act in good faith and in a manner he reasonably believed to be not in or opposed to the best interests of IMG and/or the Corporation. The termination of any such civil or criminal action or proceeding by judgment order settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create any presumption that Indemnitee acted in bad faith or was dishonest. For purposes of this Agreement, (1) IMG and/or the

Corporation shall be deemed to have requested Indemnitee to serve in a capacity with respect to an employee benefit plan where the performance by

Indemnitee of the duties to IMG and/or the corporation also imposes duties on, or otherwise involves services by, Indemnitee to the plan or participants or beneficiaries of the plan and (2)  action taken or omitted by Indemnitee with respect to an employee benefit plan  in the performance of  Indemnitee's  duties  for a purpose reasonably believed by Indemnitee to be either in the interest of IMG and/or the Corporation or in the interest  of  the  participants  or beneficiaries of the plan shall not be deemed to be in bad faith or dishonest.

        SECOND: Continuation of Indemnity. All agreements and












       10.32.004

obligations of the Corporation contained herein shall continue during the period Indemnitee shall serve as a director or officer of IMG and thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding whether civil,

criminal or investigative, by reason of the fact that Indemnitee was a director or officer of IMG or served at the request of IMG in any capacity in any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise .


        THIRD:  Notification and Defense of Claim.    Within ten (lO)

days after receipt by Indemnitee of notice of the commencement of any action, suit, or proceeding, Indemnitee will, if a claim in respect thereof is to be made against IMG under this agreement, notify the corporation of the commencement thereof,  but the omission to so notify the Corporation will not relieve it from any liability which it may have to Indemnitee otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which Indemnitee notifies the corporation of the commencement thereof:

        A.   The corporation will be entitled to participate therein

at its own expense; and,

        B.   Except as otherwise provided below,  the Corporation jointly with any other indemnifying party similarly notified will be  entitled  to assume  the  defense  thereof,  with  counsel satisfactory to Indemnitee.

After notice from the corporation to Indemnitee of its election so to assume the defense thereof, the










       10.32.005


Corporation will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ his own counsel in such action, suit or proceeding, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless  (l)

the employment of counsel by Indemnitee has been authorized by the corporation in connection with the defense of such action,  (2) Indemnitee shall have reasonably concluded that there may be a conflict of interest among IMG, the Corporation and/or Indemnitee in the conduct of the defense of such action. In no event shall the Corporation be liable for the expenses of more than one counsel for Indemnitee in connection with any action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. The

Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Corporation or as to which

Indemnitee shall have reasonably concluded that there may be a conflict of interest between IMG and/or the Corporation and Indemnitee with respect to the defense of such action.

        C.      Anything   in   this   Agreement   to   the   contrary

notwithstanding, the Corporation shall not be liable to indemnify

Indemnitee for any amounts paid in settlement of any action or claim effected without the written consent of IMG and/or the










       10.32.006




Corporation. IMG and/or the Corporation shall not settle any action or claim in any manner which would impose any penalty or limitation on

Indemnitee without Indemnitee's written consent. Neither IMG and/or the

Corporation nor Indemnitee will unreasonably withhold consent to any proposed settlement.

        FOURTH: Advancement and Repayment of Expenses.    In the event

of any threatened or pending action, suit or proceeding which may give rise to a right of indemnification from the Corporation to Indemnitee pursuant to this Agreement, the Corporation shall pay, on demand, in advance of the final disposition thereof any and all expenses of the Indemnitee hereunder,

other than (a) those expenses for which Indemnitee is not entitled to indemnification pursuant to Article THIRD hereof or due to a final judgement that Indemnitee's act  or  failure  to  act  constituted  willful misconduct  or recklessness or that indemnification is not lawful and (b)

those expenses for which Indemnitee has been paid under any insurance purchased and maintained by the Corporation for the benefit of Indemnitee.

The Corporation shall make such payments upon receipt of  (1)  a written request by Indemnitee for payment of such expenses, (2) an undertaking by or on behalf or Indemnitee to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the

Corporation hereunder, and (3)  satisfactory evidence as to the amount of such expenses. Indemnitee's written certification together with a copy of the statement paid or to be paid by the Indemnitee shall constitute satisfactory evidence as to the amount of such expenses.








       10.32.007
        FIFTH:  Enforcement.

        A.    The Corporation expressly confirms and agrees that it has

entered into this Agreement and assumed the obligations imposed on the corporation hereby in order to induce Indemnitee to continue as a director and/or officer of IMG and acknowledges that Indemnitee is relying upon this

Agreement in continuing in such capacity.

        B.     In the event Indemnitee is required to bring any action

to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Corporation shall reimburse Indemnitee for all costs and expenses, including attorneys' fees, incurred by

Indemnitee in connection with such action.

        SIXTH:   Indemnification Hereunder Not Exclusive. The rights

to  indemnification  and  advancement  of  expenses  granted  to Indemnitee under this Agreement shall not be deemed exclusive of, or in limitation of,

any other rights to which indemnitee may now or hereafter be entitled under the laws of the State of Florida or other governing state statute, IMG's

Certificate of Incorporation or By-Laws, as now in effect or as may hereafter be amended, any agreement, any vote of shareholders or directors,

or otherwise.

        SEVENTH: Miscellaneous.

        A.      All communications hereunder shall be in writing and

shall be sent by registered or certified mail, return receipt requested

Communications intended for the Corporation, shall be addressed to the

Corporation, attention of its President, at its principal office, or at such other address of which the Corporation shall have given notice to

Indemnitee  in the manner herein








       10.32.008



provided. Communication intended for Indemnitee shall be addressed to

Indemnitee at his present home address or at such other address of which

Indemnitee shall have given notice to the Corporation in the manner herein provided.

        B.  In the event that any provision of this Agreement is invalid,

illegal or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any party on circumstance,

it shall nevertheless remain applicable to all other parties and circumstances.

        C.  This Agreement constitutes the entire understanding among the parties with respect to the subject matter hereof and no waiver or modification of the terms hereof shall be valid unless in writing signed by the party to be charged and only to the extent therein set forth.

        D.  This Agreement shall be binding upon Indemnitee and upon the

Corporation, its successors and assigns and shall inure to the benefit of

Indemnitee his or her heirs, personal representatives and assigns and to the benefit of the corporation, its successors and assigns.

        E.  The captions appearing in this Agreement. are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope and intent of this Agreement or any of the provisions hereof.

         F.  This Agreement shall be governed by, and construed in

accordance with, the laws of the state of Florida applicable to contracts made and to be performed wholly within said State without









       10.32.009


giving effect to conflict of laws principles thereof, unless the

Corporation, its successors or assigns are domesticated in another state at the time of occurrence of any act or failure to act that gives rise to a claim for indemnification hereunder. In such case, the Agreement shall be governed by and construed in accordance with the laws of such State of domestication.

     IN WITNESS WHEREOF, each of the parties hereto has executed this

Agreement the day and year first above written.

ATTEST:                                     INVESTORS INSURANCE GROUP, INC.

        /s/ Susan F. Powell                 By:/s/ Ernest D. Palmarella
                                                Ernest D. Palmarella
                                                Vice President



                                            /s/ Melvin C. Parker
                                            MELVIN C. PARKER, Indemnitee


                                            Agreed an Accepted:


                                            By: /s/ Melvin C. Parker
                                               Melvin C. Parker, President
                                               of IMG